FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E36040902023-0
[signature]	Filing Number 20233604089
Secretary of State	Filed On 11/03/2023 10:09:44 AM
State Of Nevada	Number of Pages 7

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)	Save Foods, Inc.
2. Registered Agent for Service of Process: (Check only one box)	☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below) VCORP SERVICES, LLC Name of Registered Agent **OR** Title of Office or Position with Entity 701 S. CARSON STREET, SUITE 200 (Street Address) Carson City (City) Nevada 89701 (Zip Code) Mailing Address (If different from street address) City Nevada Zip Code
2a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X Miriam Nachison — 11/03/2023 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — **Date**
3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☑ No
4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)	1) Amitay Weiss (Name) HaPardes 134 (Address) Neve Yarak (City) (State) 49945 00 (Zip Code)
5. Jurisdiction of Incorporation: (NRS 80 only)	**5a.** Jurisdiction of incorporation: ______ **5b.** I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. **Yes** ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 495000000.0 Par value: $ 0.0001 Number of preferred shares with Par value: 5000000.0 Par value: $ 0.0001 Number of shares with no par value: **0** If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: **David Palach** Country: **Israel** Address: **HaPardes 134** City: **Neve Yarak** State: Zip/Postal Code: **X David Palach** (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Filed in the Office of
FVAguilar
Secretary of State
State Of Nevada

Business Number
E36040902023-0
Filing Number
20233604089
Filed On
11/03/2023 10:09:44 AM
Number of Pages
7

ARTICLES OF INCORPORATION OF SAVE FOODS, INC.

ARTICLE I
NAME

The name of the Corporation is SAVE FOODS, INC. (the "Corporation").

ARTICLE II
REGISTERED OFFICE

The name of the Corporation's registered agent and address of the Corporation's registered office in the State of Nevada is Vcorp Services, LLC, 701 S. Carson Street, Suite 200, Carson City, NV 89701. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III
PURPOSE

The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of Nevada Revised Statutes (the "NRS"). The Corporation shall have perpetual existence.

ARTICLE IV
CAPITAL STOCK

1. The total number of shares of capital stock which the Corporation shall have the authority to issue is five hundred million (500,000,000), of which (i) four hundred ninety-five million (495,000,000) shares be designated as common stock, par value of $0.0001 per share, which shares shall not be subject to any preemptive rights, and (ii) five million (5,000,000) shares of preferred stock, par value of $0.0001 per share.

2. Pursuant to NRS §78.195 and §78.196, a statement of the voting powers, designations, preferences, limitations, restrictions and relative rights thereof, in respect of each class of capital stock is as follows:

A. PREFERRED STOCK

(i) The board of directors is hereby expressly authorized at any time, and from time to time, to provide by resolution for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other rights, and qualifications or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by a majority of the board of directors then in office a including (without limiting the generality thereof) the following as to each such series: (a) the designation of such series; (b) the dividends, if any, payable with respect to such series, the rates or basis for determining such dividends, and any conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends to, the dividends payable on the common stock or any other series of preferred stock, whether such dividends shall be noncumulative or cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative; (c) whether shares of such series shall be redeemable at the option of the board of directors or the holder, or both, upon the happening of a specified event and, if redeemable, whether for cash, property or rights, including securities of the Corporation, the time, prices or rates and any adjustment and other terms and conditions of such redemption; (d) the terms and amount of any sinking, retirement or purchase fund provided for the purchase or redemption of shares of such series; (e) whether shares of such series shall be convertible into or exchangeable for shares of common stock or any other series of preferred stock, at the option of the Corporation or of the holder, or both, or upon the happening of a specified event and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof; (f) the extent, if any, to which the holders of shares of such series shall be

entitled to vote with respect to the election of directors or otherwise, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a series or as a part of a class, to elect one or more directors upon the happening of a specified event or otherwise; (g) the restrictions, if any, on the issue or reissue of shares of such series or any other series; (h) the extent, if any, to which the holders of shares of such series shall be entitled to preemptive rights; and (i) the rights of the holders of shares of such series upon the liquidation of the Corporation or any distribution of its assets.

(ii) Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of preferred stock, neither the consent by series, or otherwise, of the holders of any outstanding preferred stock nor the consent of the holders of any outstanding common stock shall be required for the issuance of any new series of preferred stock regardless of whether the rights and preferences of the new series of preferred stock are senior or superior, in any way, to the outstanding series of preferred stock or the common stock.

(iii) Before the Corporation shall issue any shares of preferred stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of preferred stock of such series, and the number of shares of preferred stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS.

B. COMMON STOCK

(i) Dividends and Distributions. No payment of dividends or distributions shall be made to the holders of shares of common stock unless and until the holders of preferred stock receive any preferential amounts to which they are entitled under this Article IV or in the resolution or resolutions providing for the issue of shares of preferred stock. Subject to the limitation set forth in the preceding sentence and except as provided by these Articles of Incorporation or in the resolution or resolutions providing for the issue of shares of preferred stock, the holders of shares of common stock shall be entitled to receive such dividends and distributions as may be declared upon such shares of common stock, from time to time by a resolutions or resolutions adopted by the board of directors.

(ii) Voting Rights. All holders of common stock shall be entitled to notice of any stockholders' meeting. Subject to the provisions of any applicable law and except as otherwise provided in these Articles of Incorporation or by the resolution or resolutions providing for the issue of shares of preferred stock, all voting rights shall be vested solely in the common stock. The holders of shares of common stock shall be entitled to vote upon the election of directors and upon any other matter submitted to the stockholders for a vote. Each share of common stock issued and outstanding shall be entitled to one noncumulative vote. A fraction of a share of common stock shall not be entitled to any voting rights whatsoever.

(iii) Liquidation, Dissolution or Winding Up. Except as otherwise provided in these Articles of Incorporation and subject to the rights of holders, if any, of preferred stock to receive preferential liquidation distributions to which they are entitled under this Article IV or under the resolution or resolutions providing for the issue of shares of preferred stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation, all assets of the Corporation shall be shared pro rata among the holders of the common stock.

3. Except as otherwise providing in these Articles of Incorporation or by applicable law, the Corporation's capital stock, regardless of class, may be issued for such consideration and for such corporate purposes as the board of directors may from time to time determine by a resolution or resolutions adopted by a majority of the board of directors then in office.

4. As specifically permitted pursuant to § 78.288 of the NRS, the Corporation may make a distribution (including dividends on, or redemptions or repurchases of shares of its capital stock) even if, after giving effect to such distributions, the total assets of the Corporation would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of any preferred shareholders.

ARTICLE V
STOCKHOLDER ACTION

1. Action without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having a majority of the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Nevada, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI
DIRECTORS

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors except as otherwise provided herein or required by law.

2. Election of Directors. Election of directors need not be by written ballot unless the By-laws of the Corporation (the "By-laws") shall so provide.

3. Number of Directors; Term of Office. The number of directors which shall constitute the whole board of directors shall be fixed exclusively by one or more resolutions adopted from time to time by the board of directors, provided that the initial number of the board of directors may be one (1). Thereafter, the board of directors shall be divided into three classes, Class I, Class II and Class III, with each class having as equal a number of members as reasonably possible. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders of the Corporation in 2024, 2025 and 2026, respectively. Beginning in 2024, at each subsequent annual meeting of stockholders of the Corporation, successors to the class of directors whose term expires at each subsequent annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the class by the board of directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of the stockholders of the Corporation in the year in which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Except as otherwise provided by law, directors may only be removed for cause and only upon the vote of the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors. Except as required by law or the provisions of this Articles of Incorporation, all vacancies on the board of directors and newly-created directorships shall be filled by the board of directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Articles of Incorporation, the holders of any one or more series of preferred stock shall have the right, voting separately as a series or together with the holders of other such series, to elect directors at an annual or special meeting of stockholders, the

election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Articles and any certificate of designations applicable to such series.

4. Vacancies. Subject to the rights, if any, of the holders of any series of preferred stock to elect directors and to fill vacancies in the board of directors relating thereto, any and all vacancies in the board of directors, however occurring, including, without limitation, by reason of an increase in the size of the board of directors, or the death, resignation, disqualification or removal of a director, shall be filled solely and exclusively by the affirmative vote of two-thirds of the remaining directors then in office, even if less than a quorum of the board of directors, and not by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the succeeding annual general meeting of the stockholders of the Corporation and until such director's successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full board of directors until the vacancy is filled.

5. Removal. One or more directors or the entire board of directors may be removed at any time by the affirmative of the holders of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

ARTICLE VII
BYLAWS

1. Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the board of directors by the affirmative vote of a majority of the directors then in office.

2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the board of directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE VIII
INDEMNIFICATION; EXCULPATION

(A) Indemnification. To the fullest extent permitted under the NRS (including, without limitation, NRS 78.7502, NRS 78.751, and 78.752) and other applicable law, the Corporation shall indemnify directors and officers of the Corporation in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Corporation.

(B) Limitation on Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

(C) Repeal and Conflicts. Any amendment to or repeal of any provision or section of this Article VIII shall be prospective only, and shall not apply to or have any effect on the right or protection of, or the liability or alleged liability of, any director or officer of the Corporation existing prior to or at the time of such amendment or repeal. In the event of any conflict between any provision or section of this Article VIII and any other article of the Articles of Incorporation, the terms and provisions of this Article VIII shall control.

ARTICLE IX
AMENDMENTS TO ARTICLES

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of capital stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.

ARTICLE X
CONTROL SHARE ACQUISTION AND INTERESTED STOCKHOLDERS OPT OUT PROVISIONS

(A) Control Share Acquisition Exemption. The Corporation elects not to be governed by the provisions of NRS §78.378 through NRS §78.3793, inclusive, generally known as the "Control Share Acquisition Statute."

(B) Combinations With Interested Stockholders. The Corporation elects not to be governed by the provisions of NRS §78.411 through NRS §78.444, inclusive.

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that **Save Foods, Inc.** did, on 11/03/2023, file in this office the original Articles of Incorporation-For-Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 11/03/2023.

FRANCISCO V. AGUILAR
Secretary of State

Certificate
Number: B202311034091499

You may verify this certificate online at http://www.nvsos.gov

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

11/03/2023

Work Order Item Number: W2023110300570 - 3262216
Filing Number: 20233604092
Filing Type: Initial List
Filing Date/Time: 11/03/2023 10:09:44 AM
Filing Page(s): 2

Indexed Entity Information:

Entity ID: E36040902023-0
Entity Name: Save Foods, Inc.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List Of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

Save Foods, Inc.

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

- [x] Corporation
  - [ ] This corporation is publicly traded, the Central Index Key number is: ____

Filed in the Office of	Business Number **E36040902023-0**
[signature]	Filing Number **20233604092**
Secretary of State State Of Nevada	Filed On **11/03/2023 10:09:44 AM**
	Number of Pages **2**

- [ ] Nonprofit Corporation (see nonprofit sections below)
- [ ] Limited-Liability Company
- [ ] Limited Partnership
- [ ] Limited-Liability Partnership
- [ ] Limited-Liability Limited Partnership (if formed at the same time as the Limited Partnership)
- [ ] Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

- [ ] 001 - Governmental Entity
- [ ] 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number ____

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming and exemption under 501(c) designation must indicate by checking box below.

- [ ] Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

- [ ] Unit-owners' Association
- [ ] Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: **Charitable Solicitation Information - check applicable box**

Does the Organization intend to solicit charitable or tax deductible contributions?

- [ ] No - no additional form is required
- [ ] Yes - the *Charitable Solicitation Registration Statement* is required.
- [ ] The Organization claims exemption pursuant to NRS 82A 210 - the *Exemption From Charitable Solicitation Registration Statement* is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE PRESIDENT AND CEO:

Name	Country		
David Palach	ISR		
Address	**City**	**State**	**Zip/Postal Code**
HaPardes 134	Neve Yarak		49945 00

CORPORATION, INDICATE THE SECRETARY:

Name	Country		
Shlomo Zakai	ISR		
Address	**City**	**State**	**Zip/Postal Code**
HaPardes 134	Neve Yarak		49945 00

CORPORATION, INDICATE THE TREASURER:

Name	Country		
Shlomo Zakai	ISR		
Address	**City**	**State**	**Zip/Postal Code**
HaPardes 134	Neve Yarak		49945 00

CORPORATION, INDICATE THE DIRECTOR:

Name	Country		
Amitay Weiss	ISR		
Address	**City**	**State**	**Zip/Postal Code**
HaPardes 134	Neve Yarak		49945 00

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the office of the Secretary of State.

X David Palach

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

Title	Date
President	11/03/2023

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Save Foods, Inc.

Nevada Business Identification # NV20232939910
Expiration Date: 11/30/2024

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 11/03/2023.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202311034091501
You may verify this certificate online at http://www.nvsos.gov